UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: MAY 23, 2005
                        (Date of Earliest Event Reported)

                           CYBER DEFENSE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


            Florida                      333-46424                55-0876130
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


      10901 ROOSEVELT BOULEVARD, SUITE 100-D, ST. PETERSBURG, FLORIDA 33716
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (727) 577-0873


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 23, 2005, Cyber Defense Systems, Inc. (the "Company") issued a press release announcing its option to merge with Techsphere Systems International, LLC ("TSI") pursuant to an agreement, dated as of May 20, 2005 with TSI, and its respective majority controlling equity owners (collectively, the "TSI Equity Owners"), the Company and its controlling shareholders (the "Agreement"). The Company currently holds the global government and military marketing rights to TSI's spherical and semi-spherical airships pursuant to a marketing and sales agreement dated May 1, 2004 (the "Marketing Agreement"). Upon consummation of the Merger (defined below), the Marketing Agreement will be cancelled. The press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

         Pursuant to the Agreement, the Company agreed to loan to TSI the sum of $1,000,000 (subject to certain adjustments) pursuant to a secured promissory note (the "Loan"), whereby TSI will repay an outstanding licensee fee owed to 21st Century Airships, Inc. ("C21") under a license agreement dated January 16, 2004. The note is secured against all of TSI's assets and bears interest at a variable rate equal to prime, plus 1.5%, maturing within 12 months following the date of the Agreement. As of the date of the Loan, the Company has the right to appoint one member to TSI's board of directors.

         As part of the transaction, TSI and the TSI Equity Owners granted the Company the right to merge a wholly-owned subsidiary with and into TSI (the "Merger") for 180 days from the date of the Agreement, unless extended by the mutual consent of the parties (the "Option"). In addition, Mr. Robinson, our Chairman, CEO and CFO, and Cherokee Raiders, L.P., a family limited partnership owning approximately 24% of our issued and outstanding common stock (of which Mr. Robinson is the general partner) agreed not to sell, transfer or otherwise dispose of any of their respective shares in the Company until the consummation of the Merger. Upon the exercise of the option and the approval of the Merger by the holders of a majority of the issued and outstanding capital stock of the Company and TSI, all of the outstanding and issued capital stock of TSI will convert into: (i) 23,076,923 shares of the Company's Class A common stock, par value $0.001 per share; and (ii) such number of shares of the Company's Class B common stock, par value $0.001 per share, as may be required so that the holders of such shares, and the TSI Equity Owners own in the aggregate 45% of such stock, based on the Company's current outstanding capitalization. In the event that the Merger is consummated, the TSI Equity Owners have agreed to be bound by restrictions on the transfer of their shares which are substantially identical to those previously agreed upon by Mr. Robinson in an earlier debt financing. Upon consummation of the Merger, all Company Class C common stock, $0.001 par value per share,will be cancelled by the Company.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed or furnished herewith.

         Exhibit
         Number            Description
         -------           -----------

         99.1              Press Release dated May 23, 2005
         99.2              Agreement (without exhibits)
         99.3              Secured TSI Promissory Note
         99.4              Security Agreement
         99.5              Stock Restrictions

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CYBER DEFENSE SYSTEMS, INC.

                                By: /s/ William C. Robinson
                                    -------------------------------------------
                                    William C. Robinson
                                    Chairman, Chief Executive Officer and Chief
                                    Financial Officer

Dated: May 24, 2005